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                                  EXHIBIT 22


                       SUBSIDIARIES OF Q.E.P. CO., INC.


                    American Trowel and Float Company, Inc.

                            Marion Tool Corporation

                            Westpoint Foundry, Inc.

                              Q.E.P. Andrews, Inc.

                             Q.E.P. - O'Tool, Inc.